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                                                                   Exhibit 10.2

                                                                  EXECUTION COPY






                                   ECONOPHONE, INC.






                        155,000 Units, each Unit consisting of
                            One 131/2% Senior Note Due 2007
               and One Warrant to Purchase 8.167 Shares of Common Stock







                                 PLACEMENT AGREEMENT






                                    June 26, 1997

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                                                                    Exhibit 10.2


                                                      June 26, 1997


Morgan Stanley & Co.
Incorporated
1585 Broadway
New York, New York  10036-8293

Dear Sirs:

         ECONOPHONE, INC., a New York corporation (the "Company"), proposes to issue and sell to you (the "Placement Agent") its Units (the "Units"). Each Unit consists of one 131/2% Senior Note due 2007 (collectively, the "Notes") to be issued pursuant to the provisions of an Indenture dated as of the Closing Date (as defined below) (the "Indenture") between the Company and The Bank of New York, a New York banking corporation, as Trustee (in such capacity, the "Trustee") and one Warrant (collectively, the "Warrants") entitling the holder thereof to purchase 8.167 shares (collectively, the "Warrant Shares") of Voting Common Stock, par value $.0001 per share, of the Company (collectively, the "Common Stock"), to be issued pursuant to the provisions of a Warrant Agreement dated as of the Closing Date (the "Warrant Agreement") between the Company and The Bank of New York, a New York banking corporation, as warrant agent (in such capacity, the "Warrant Agent"). The Company will pledge pursuant to a Collateral Pledge and Security Agreement to be dated as of the Closing Date (the "Pledge Agreement") among the Company and the Trustee a portion of the net proceeds from the issuance and sale of the Units as security for the payment of the first six scheduled interest payments due on the Notes.

         The Units will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on exemptions therefrom.

         The Placement Agent and its direct and indirect transferees will be entitled to the benefits of (i) a registration rights agreement relating to the Notes (the "Notes Registration Rights Agreement"), to be dated the Closing Date and to be substantially in the form attached hereto as Exhibit A-1 and (ii) a registration rights agreement relating to the Warrants (the "Warrants Registration Rights Agreement"), to be dated the Closing Date and to be substantially in the form attached hereto as Exhibit A-2.

         In connection with the sale of the Units, the Company has prepared a preliminary private placement memorandum (the "Preliminary Offering Memorandum") and will prepare a final private placement memorandum (the "Final Offering Memorandum" and, with the Preliminary Offering Memorandum, each an "Offering Memorandum") setting forth or including a description of the terms of the Units, the Notes, the Warrants and the Common Stock, the terms of the offering and a description of the Company and its business.

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                                          2


         1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, the Placement Agent that as of the date hereof:

         (a) The Preliminary Offering Memorandum does not contain and the Final Offering Memorandum, in the form used by the Placement Agent to confirm sales and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(a) do not apply to statements or omissions in either Offering Memorandum based upon information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use therein.

         (b) The Company has been duly incorporated, is validly subsisting under the laws of the State of New York, has the corporate power and authority to own its property and to conduct its business as described in each Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (c) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (d) This Agreement has been duly authorized, executed and delivered by the Company.

         (e) Each of the Notes has been duly authorized and, when executed, authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Placement Agent in accordance with the terms of this Agreement, will (x) be a valid and binding obligation of the Company enforceable in accordance with its terms, except (A) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally,
    (B) rights of acceleration, if applicable, and the availability of equitable

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                                          3

    remedies may be limited by equitable principles of general applicability and (C) that provisions of the Notes requiring any waiver of stay or extension laws, diligent performance or other acts on the part of the Trustee and payment of liquidated damages may be unenforceable under principles of public policy and (y) be entitled to the benefits of the Indenture and the Notes Registration Rights Agreement.

         (f) Each of the Warrants has been duly authorized and, when executed, countersigned by the Warrant Agent in accordance with the terms of the Warrant Agreement and delivered to and paid for by the Placement Agent in accordance with the terms of this Agreement, will (x) be a valid and binding obligation of the Company enforceable in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (B) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability and (y) be entitled to the benefits of the Warrant Agreement and the Warrants Registration Rights Agreement.

         (g) The Warrant Shares have been duly authorized and reserved for issuance upon the exercise of the Warrants and, when issued and delivered upon exercise of the Warrants in accordance with the terms of the Warrant Agreement, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights or taxes, liens, charges and security interests.

         (h) Each of the Indenture, the Pledge Agreement and the Notes Registration Rights Agreement has been duly authorized and, when executed and delivered by the Company and each other party thereto, will be a valid and binding agreement of the Company, enforceable in accordance with its terms except (w) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (x) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability, (y) that provisions of the Indenture requiring any waiver of stay or extension laws, diligent performance or other acts on the part of the Trustee and payment of liquidated damages may be unenforceable under principles of public policy and (z) rights to indemnification and contribution may be limited by public policy.

         (i) Each of the Warrant Agreement and the Warrants Registration Rights Agreement has been duly authorized and, when executed and delivered by the Company and each other party thereto, will be a valid and binding agreement of the Company, enforceable in accordance with its terms except
    (w) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (x) rights of acceleration, if

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                                          4


    applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability, (y) provisions of the Warrant Agreement requiring any waiver of stay or extension laws, diligent performance or other acts on the part of the Warrant Agent and payment of liquidated damages may be unenforceable under principles of public policy and (z) rights to indemnification and contribution may be limited by public policy.

         (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Warrant Agreement, the Pledge Agreement, the Notes Registration Rights Agreement, the Warrants Registration Rights Agreement, the Notes and the Warrants (collectively, the "Transaction Documents"), the issuance and sale and delivery in the manner contemplated by the Offering Memorandum of the Units, Notes and Warrants and the issuance of the Warrant Shares upon exercise of the Warrants will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Transaction Documents, except, (x) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Units, the Notes or the Warrants or the issuance of the Warrant Shares upon exercise of the Warrants or (y) such as may be required under any federal or state securities law in connection with the performance by the Company of its obligations under the Notes Registration Rights Agreement or the Warrants Registration Rights Agreement.

         (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Preliminary Offering Memorandum. Furthermore, (1) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in or contemplated by the Final Offering Memorandum in respect of the business of the Company described therein.

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                                          5


         (l) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in each Offering Memorandum and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under any of the Transaction Documents or to consummate the transactions contemplated by the Final Offering Memorandum.

         (m) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Company has directly, or through any agent (except, in the case of clause (ii) below in connection with the offering of the Units, the Notes and the Warrants, the Placement Agent or any person acting on its behalf),
    (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Units, the Notes or the Warrants in a manner that would require the registration under the Securities Act of the Units, the Notes or the Warrants or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Units, the Notes or the Warrants (as those terms are used in Regulation D under the Securities Act) in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

         (n) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

         (o) It is not necessary in connection with the offer, sale and delivery of the Units to the Placement Agent in the manner contemplated by this Agreement to register the Units, the Notes or the Warrants under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

         (p) The Company and its subsidiaries (i) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

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                                          6


         (q) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Placement Agent and any person acting on its behalf) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Securities Act ("Regulation S")) with respect to the Units, the Notes or the Warrants and the Company and its Affiliates and any person acting on its or their behalf (other than the Placement Agent and any person acting on its behalf) have complied with the offering restrictions requirement of Regulation S with respect to the offering of the Units, Notes and Warrants.

         (r) The Company and its subsidiaries have good title to all properties and assets owned by them and have good leasehold interest in each property and asset leased by them, in each case free and clear of all pledges, liens, encumbrances, security interests, charges, mortgages and defects, except (i) such as are described or referred to in each Offering Memorandum and the financial statements and notes thereto contained therein, (ii) such as do not materially affect the value of such property or asset, (iii) such as do not interfere with the use made and proposed to be made of such properties or assets by the Company or its subsidiaries, as the case may be or (iv) such as do not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (s) The Company and its subsidiaries have filed all foreign and U.S. federal and state income and franchise tax returns required to be filed and have paid all taxes shown thereon as due, and there is no material tax deficiency which has been asserted against the Company or any of its subsidiaries; all material tax liabilities of the Company and its subsidiaries are adequately provided for on the books of the Company or its subsidiaries, as the case may be.

         (t) The Company and its subsidiaries own or possess all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

         (u) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in or contemplated by each Memorandum, or, to the knowledge of the Company, is imminent; and the Company is not aware of

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                                          7


    any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

         (v) Except as set forth in each Offering Memorandum (including, without limitation, in the section thereof entitled "Business - Regulation"), the Company and its subsidiaries have all necessary permits, licenses, authorizations, consents and approvals and have made all necessary filings required under any federal, state, local or foreign supranational, national or regional law, regulation or rule, and have obtained all necessary authorizations, consents and approvals from other persons, material to the present conduct of their respective businesses, in each case except to the extent that the failure to obtain such permits, licenses, authorizations, consents or approvals or to make such filings would not, singly or in the aggregate, have a material adverse effect on the properties, assets, prospects, condition, financial or otherwise, business or operations of the Company and its subsidiaries, taken as a whole; except as set forth in each Offering Memorandum, the Company and its subsidiaries have not received any notice of proceedings which remain unresolved relating to revocation or modification of any such permits, licenses, authorizations, consents or approvals, nor is the Company or any of its subsidiaries in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign supranational, national or regional law, regulation or rule or any decree, order or judgment applicable to the Company or its subsidiaries the effect of which could have a material adverse effect on the properties, assets, prospects, condition, financial or otherwise, business or operations of the Company and its subsidiaries, taken as a whole.

         (w) The Company and its subsidiaries are insured against such losses and risks and in such amounts as management of the Company reasonably believes are prudent for the operation of their business; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the company and its subsidiaries, taken as a whole, except as described in or contemplated by each Offering Memorandum.

         (x) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in

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                                          8


    conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (y) The terms of the Units, the Notes, the Warrants, the Common Stock, the Indenture and the Warrant Agreement conform in all material respects to the description thereof contained in the Final Offering Memorandum under the headings "Description of the Units," "Description of the Notes," Description of the Warrants," and "Description of the Capital Stock," as applicable.

         (z) The financial statements included in each Offering Memorandum present fairly the consolidated financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The selected financial data included in each Offering Memorandum present fairly the information shown therein and have been compiled from data contained in the audited financial statements of the Company, except as indicated in each Offering Memorandum.

         (aa) Upon the transfer to the Trustee of the Pledged Securities (as defined in the Pledge Agreement) and the acquisition by the Trustee of a security entitlement thereto, in accordance with the terms of the Pledge Agreement, the pledge of and grant of a security interest in the Collateral (as defined in the Pledge Agreement) securing the payment of the Obligations (as defined in the Pledge Agreement) for the benefit of the Trustee and holders of the Notes will constitute a first priority perfected security interest in such Collateral, enforceable as such against all creditors of the Company (and any persons purporting to purchase any of the Collateral from the Company).

         (ab) (A) The only telecommunications services provided by the Company and its subsidiaries in France are prepaid card services and calling card services utilizing international toll free access, telecommunications services utilizing local dial up access offered to closed user groups, in the latter case through duly authorized networks, and data services, including voicemail, e-mail and facsimile services, utilizing the foregoing methods of access and transmission, and (B) the only telecommunications services provided by the Company and its subsidiaries in Belgium are international long distance services, utilizing local dial up access and international toll free access, and data services, including voicemail, e-mail and facsimile services.

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                                          9


         2. OFFERING. You have advised the Company that the Placement Agent will make an offering of the Units purchased by the Placement Agent hereunder on the terms set forth in the Final Offering Memorandum as soon as practicable after this Agreement is entered into as in your judgment is advisable.

         3. PURCHASE AND DELIVERY. The Company hereby agrees to sell to the Placement Agent, and the Placement Agent, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company 155,000 Units at a purchase price of $965 per Unit, for an aggregate purchase price of $149,575,000.

         Payment for the Units shall be made against delivery of the Units at a closing (the "Closing") to be held at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 A.M., local time, on July 1, 1997, or at such other time on the same or such other date, not later than July 12, 1997, as shall be designated in writing by the Placement Agent. The time and date of such payment are herein referred to as the Closing Date. Payment for the Units shall be made by wire transfer payable to the order of the Company in federal or other funds immediately available in New York City.

         Certificates for the Notes and the Warrants shall be in definitive form and registered in such names and in such denominations as you shall request in writing not less than one full business day prior to the Closing Date. The certificates evidencing the Notes and the Warrants shall be delivered to you on the Closing Date for the account of the Placement Agent, with any transfer taxes payable in connection with the transfer of the Units, the Notes or the Warrants to the Placement Agent duly paid, against payment of the purchase price therefor.

         4. CONDITIONS TO CLOSING. The obligation of the Placement Agent under this Agreement to purchase the Units will be subject to the following conditions:

         (a) Subsequent to the date of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Preliminary Offering Memorandum that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Units on the terms and in the manner contemplated in the Final Offering Memorandum.

         (b) You shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the

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                                          10


    agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

         The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

         (c) You shall have received on the Closing Date an opinion of Schulte Roth & Zabel LLP, independent counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit B.

         (d) You shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Placement Agent, dated the Closing Date, in form and substance satisfactory to you.

         (e) You shall have received on the Closing Date opinions of (i) Shaw, Pittman, Potts & Trowbridge, special U.S. federal regulatory counsel to the Company, (ii) Lance J.M. Steinhart, special U.S. state regulatory counsel to the Company, (iii) Bird & Bird, special U.K. and European Union regulatory counsel to the Company, (iv) Arthur Flieger, special Belgian regulatory counsel to the Company, (vi) Doser Amereller Noack, special German regulatory counsel to the Company, and (vii) Salans, Hertzfeld & Heilbronn, special French regulatory counsel to the Company, respectively, dated the Closing Date, substantially in the form of Exhibits C-1, C-2, C-3, C-4, C-5 and C-6, respectively.

         (f) You shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Arthur Andersen LLP, the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Final Offering Memorandum.

         (g) Each of the Transaction Documents shall have been (or shall, simultaneously with the Closing, be) executed and delivered by all parties thereto other than the Placement Agent.

         (h) Shearman & Sterling, counsel for the Placement Agent, shall have received $100,000 from Morgan Stanley & Co. Incorporated, on behalf of the Company, by wire transfer in federal or other funds immediately available.

         (i) You shall have received such other documents as you and your counsel shall reasonably request.

         5. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Placement Agent contained in this Agreement, the Company covenants as follows:

         (a) To furnish to you, without charge, during the period mentioned in paragraph (c) below, as many copies of the Final Offering Memorandum, and any supplements and amendments thereto, as you may reasonably request and to use its best efforts to deliver such copies to you by 5:00 p.m. (New York time) on the business day next following the execution of this Agreement.

         (b) Before amending or supplementing either Offering Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object without unreasonable delay.

         (c) If, during such period after the date hereof and prior to the date on which all of the Units shall have been sold by the Placement Agent, any event shall occur or condition exist as a result of which it is necessary in your judgment to amend or supplement the Final Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel to the Placement Agent it is necessary to amend or supplement such Offering Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Placement Agent, either amendments or supplements to such Offering Memorandum so that the statements in such Offering Memorandum as so amended or supplemented will not, in light of the circumstances when such Offering Memorandum is delivered to a purchaser, be misleading or so that such Offering Memorandum, as so amended or supplemented, will comply with applicable law.

         (d) To endeavor to qualify the Units, the Notes and the Warrants for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to taxation in any jurisdiction where it is not now so subject or to service or process in suits, other than those arising out of the offering or sale of the Units, Notes and Warrants, in any jurisdiction where it is not now so subject.

         (e) Whether or not any sale of such Units is consummated, to pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation of each Offering Memorandum and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes and the Warrants, (iii) the fees and disbursements of the Company's counsel and accountants and the Trustee and the Warrant Agent and their respective counsel,
    (iv) the qualification of the Units, Notes and Warrants under securities or Blue Sky laws in accordance with the provisions of Section 5(d), including filing fees, (v) the printing and delivery to the Placement Agent in quantities as hereinabove stated of copies of the Offering Memorandum and any amendments or supplements thereto, (vi) up to $200,000 of the reasonable fees and expenses (including fees for their professional services) of counsel to the Placement Agent incurred in connection with the transactions contemplated by this Agreement to the extent such fees and expenses exceed $200,000, (vii) the fees and expenses, if any, incurred in connection with the admission of the Units, Notes, Warrants or Warrant Shares for trading on the Private Offerings, Resale and Trading through Automated Linkages ("PORTAL") or any other appropriate market system agreed upon by the Company and the Placement Agent, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expense of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

         (f) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Units, the Notes or the Warrants in a manner which would require the registration under the Securities Act of the Units, the Notes or the Warrants.

         (g) Not to solicit any offer to buy or offer or sell the Units, the Notes or the Warrants by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

         (h) While any of the Units, the Notes or the Warrants remain outstanding, to make available, upon request, to any seller of such Units, Notes or Warrants, the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (i) Except as contemplated by the Notes Registration Rights Agreement or the Warrants Registration Rights Agreement, none of the Company, its Affiliates or any person acting on its or their behalf (other than the Placement Agent) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Units, the Notes or the Warrants and the Company and its Affiliates and each person acting on its or their behalf (other than the Placement Agent) will comply with the offering restrictions of Regulation S.

         (j) To use its best efforts to permit the Units, the Notes and the Warrants to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

         (k) The Company will, and will cause the Trustee to, refuse to register any transfer of the Notes sold pursuant to Regulation S if such transfer is not made in accordance with the provisions of Regulation S.

         (l) The Company will, and will cause the Warrant Agent with respect to the Warrants and cause the register for the Warrant Shares to, refuse any transfer of Warrants or Warrant Shares, as applicable, sold pursuant to Regulation S if such transfer is not made in accordance with the provisions of Regulation S.

         (m) To use the proceeds from the sale of the Units in the manner set forth in the Final Offering Memorandum.

         6.   OFFERING OF UNITS; RESTRICTIONS ON TRANSFER.  (a)   The Placement
Agent represents and warrants that it is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). The Placement Agent agrees with the Company that (i) it will not solicit offers for, or offer or sell, Units, Notes or Warrants by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for Units, Notes or Warrants only from, and will offer and sell Units, Notes or Warrants only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, (x) QIBs or (y) other institutional accredited investors (as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act) ("institutional accredited investors") that, prior to their purchase of Units, deliver to the Placement Agent a letter containing the representations and agreements set forth in Appendix A to the Offering Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) that, in each case, in purchasing the Units are deemed to have represented and agreed as provided in the Final Offering Memorandum under the caption "Transfer Restrictions."

         (b) The Placement Agent represents, warrants, and agrees with respect to offers and sales outside the United States that:

         (i) it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Units, the Notes or the Warrants or possession or distribution of either Offering Memorandum or any other offering or publicity material relating to the Units, the Notes or the Warrants in any country or jurisdiction where action for that purpose is required;

         (ii) it will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, solicits offers to buy, sells or delivers Units, Notes or Warrants or has in its possession or distributes either Offering Memorandum or any such other material, in all cases at its own expense;

         (iii) the Units, the Notes and the Warrants have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act;

         (iv) it has offered the Units, the Notes or the Warrants and will offer and sell the Units, the Notes or the Warrants (A) as part of its distribution at any time and (B) otherwise until 40 days after the Closing Date with respect to the Notes, and one year after the Closing Date with respect to the Units and the Warrants, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Securities Act. Accordingly, neither the Placement Agent, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Units, the Notes or the Warrants and the Placement Agent, its Affiliates and any such persons have complied and will comply with the offering restrictions requirements of Regulation S;

         (v) it has (A) not offered or sold and, during the period of six months from the Closing Date, will not offer or sell any Units, Notes or Warrants to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"); (B) complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Units, the Notes or the Warrants in, from or otherwise involving the United Kingdom; and (C) only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Units, the Notes or the Warrants if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on;

         (vi) it understands that the Units, the Notes and the Warrants have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees that it will not offer or sell, any Units, Notes or Warrants directly or indirectly in Japan or to any resident of Japan except (A) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (B) in compliance with any other applicable requirements of Japanese law; and

         (vii) the Placement Agent agrees that, at or prior to confirmation of sales of the Units, the Notes or the Warrants, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases such Units, Notes or Warrants from it during the restricted period a confirmation or notice to substantially the following effect:

              "The Units, the Notes or the Warrants covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the closing date with respect to the Notes and one year after the closing date with respect to the Units and the Warrants, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

Terms used in this Section 6 and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

         7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless the Placement Agent, and each person, if any, who controls the Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, the Placement Agent, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Placement Agent or any such controlling of affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Offering Memorandum (as amended or supplemented if the

Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use therein.

         (b) The Placement Agent agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Placement Agent, but only with reference to information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use in either Offering Memorandum or any amendments or supplements thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, unless such fees and expenses of counsel are disputed by the indemnifying party in good faith. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, from the offering of such Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Placement Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other hand in connection with the offering of such Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Units (before deducting expenses) received by the Company and the total discounts and commissions received by the Placement Agent in respect thereof bear to the aggregate offering price of such Units.
The relative fault of the Company on the one hand and of the Placement Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The Company and the Placement Agent agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Units resold by it in the initial placement of such Units were offered to investors exceeds the amount of any damages that the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution provisions contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent or any person controlling the Placement Agent or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Units. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         8. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iii), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Units on the terms and in the manner contemplated in the Final Offering Memorandum.

         9. MISCELLANEOUS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         If this Agreement shall be terminated by the Placement Agent, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement (other than as a result of a breach of this Agreement by the Placement Agent), the Company will reimburse the Placement Agent for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Placement Agent in connection with this Agreement or the offering contemplated hereunder.

         This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         Please confirm your agreement to the foregoing by signing in the space provided below for that purpose and returning to us a copy hereof, whereupon this Agreement shall constitute a binding agreement between us.


                                                 Very truly yours,

                                                 ECONOPHONE, INC.


                                              By
                                                 --------------------------
                                                 Name:
                                                 Title:

Agreed, June 26, 1997

MORGAN STANLEY & CO.
    INCORPORATED



By
     -------------------------
     Name:
     Title: